UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 12, 2007

SUN CAL ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

333-126504
(Commission File Number)

81-0659377
(IRS Employer Identification No.)

700, 205 – 5th Avenue S.W., Bow Valley Square II, Calgary, Alberta T2P 2V7
(Address of principal executive offices and Zip Code)

(403) 538-4772
Registrant's telephone number, including area code

_______________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

FORWARD LOOKING STATEMENTS

This current report contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements relate to future events or our future results of operation or future financial performance, including, but not limited to, the following: statements relating to our ability to raise sufficient capital to finance our planned operations, our ability to conduct exploration programs on our properties, our ability to locate mineral resources or oil and gas reserves on our properties and our estimates of cash expenditures for the next 12 months. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “intends”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential”, or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors” on page

5, which may cause our or our industry’s actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity or performance. You should not place undue reliance on these statements, which speak only as of the date that they were made. These cautionary statements should be considered with any written or oral forward-looking statements that we may issue in the future. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to reflect actual results, later events or circumstances or to reflect the occurrence of unanticipated events.

In this report, unless otherwise specified, all dollar amounts are expressed in United States dollars and all references to “common shares” refer to the common shares in our capital stock.

As used in this current report and unless otherwise indicated, the terms “we”, “us” and “our company” refer to Sun Cal Energy, Inc. and our wholly owned subsidiaries, Sun Cal Energy Corp. and Sun Cal Energy Canada Corp.

Item 1.01 Entry into a Material Definitive Agreement.

On January 31, 2007, we entered into a share exchange agreement with all of the shareholders of Sun Cal Energy Corp. whereby we agreed to acquire all the issued and outstanding common stock of Sun Cal Energy Corp. Under this share exchange agreement, we agreed to issue one share of our common stock for each issued and outstanding share of common stock of Sun Cal Energy Corp. As at January 31, 2007, there were 26,925,000 shares of common stock of Sun Cal Energy Corp. issued and outstanding. After the completion of the share exchange agreement, Sun Cal Energy Corp. would become a wholly owned subsidiary of our company.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On March 12, 2007 we completed the transaction contemplated under the share exchange agreement between our company and the shareholders of Sun Cal Energy Corp. whereby we acquired all the issued and outstanding common stock of Sun Cal Energy Corp.

Sun Cal Energy Corp. was a privately-owned Nevada corporation engaged in oil and gas exploration. Since we acquired all of the issued and outstanding common stock of Sun Cal Energy Corp., we have also indirectly acquired 100% of the issued and outstanding common stock of Sun Cal Energy Canada Corp., a wholly owned subsidiary of Sun Cal Energy Corp. Sun Cal Energy Canada Corp. recently entered into an agreement with TriMar Energy Partners, Inc. to acquire an overriding royalty interest in an oil and gas lease known as the Hobart Lease and an agreement with Western Energy Capital, LLC. to acquire an undivided 45% interest in certain oil and gas leases known as the Lokern Leases.

For further details of these agreements, please see the section entitled “Description of Property” beginning on page 11.

Our company had 51,250,000 common shares issued and outstanding as of March 12, 2007 immediately prior to the issuance of 26,925,000 shares in connection with the closing of the share exchange agreement. After the completion of the share exchange agreement, the number of our issued and outstanding share of common stock became 78,175,000; the former shareholders of Sun Cal Energy Corp. received 26,925,000 shares of our company’s common stock, representing approximately 34.44% of the issued and outstanding shares of our company after closing of the share exchange agreement. Our President, CEO, CFO and director, George Drazenovic, owned 23,000,000 shares of the common stock of Sun Cal Energy Corp.

Subsection (f) of Item 201 of Form 8-K provides that “if the registrant was a shell company, other than a business combination related shell company, as those terms are defined in Rule 12b-2 under the Exchange Act, immediately before the transaction, the information that would be required if the registrant were filing a general form for registration of securities on Form 10 or Form 10-SB……”. Even though we do not believe we are a “shell company” as such term is defined under Rule 12b-1 under the Exchange Act, we are including in this Current Report on Form 8-K, the information that would be required if we were filing a general form for registration of securities on Form 10-SB, in the event that the Securities and Exchange Commission disagrees with our determination of the “shell company” status.

We are an exploration stage resource company. For further details on our business, please see the section entitled “Description of Our Business” beginning on page 9.

EXECUTIVE SUMMARY

On March 12, 2007 we completed our acquisition of all of the issued and outstanding common stock of Sun Cal Energy Corp., a privately-owned Nevada corporation engaged in oil and gas exploration, pursuant to a share exchange agreement we entered into with all of the shareholders of Sun Cal Energy Corp., Sun Cal Energy Corp., and Sun Cal Energy Canada Corp. dated January 31, 2007.

Sun Cal Energy Corp. was incorporated pursuant to the laws of the State of Nevada on June 5, 2006. Its business objective has been to discover, acquire and explore exploration stage oil and gas properties. Sun Cal Energy Corp. owns a 100% of the issued and outstanding common stock of Sun Cal Energy Canada Corp. Sun Cal Energy Canada Corp. recently entered into two agreements: an overriding royalty interest agreement with TriMar Energy Partners, Inc. and an agreement acquiring a 45% interest in oil and gas leases with Western Energy Capital, LLC.

As a result of the share exchange agreement, Sun Cal Energy Corp. is now a wholly-owned subsidiary of our company.

RISK FACTORS

Shares of our common stock are speculative, especially since we are in the exploration-stage of our new business. We operate in a volatile sector of business that involves numerous risks and uncertainties. The risks and uncertainties described below are not the only ones we face. Other risks and uncertainties, including those that we do not currently consider material, may impair our business. If any of the risks discussed below actually occur, our business, financial condition, operating results or cash flows could be materially adversely affected. This could cause the trading price of our securities to decline, and you may lose all or part of your investment. Prospective investors should consider carefully the risk factors set out below.

Risks Related To Our Business

As our properties are in the exploration stage there can be no assurance that we will establish commercial discoveries on our properties.

Exploration for economic reserves of oil and gas is subject to a number of risk factors. While the rewards to an investor can be substantial if an economically viable discovery is made, few of the properties that are explored are ultimately developed into producing oil and/or gas wells. Our properties are in the exploration stage only and are without proven reserves of oil and gas. There can be no assurance that we will establish commercial discoveries on any of our properties.

The potential profitability of oil and gas ventures depends upon factors beyond the control of our company

The potential profitability of oil and gas properties is dependent upon many factors beyond our control. For instance, world prices and markets for oil and gas are unpredictable, highly volatile, potentially subject to governmental fixing, pegging, controls, or any combination of these and other factors, and respond to changes in domestic, international, political, social, and economic environments. Additionally, due to world-wide economic uncertainty, the availability and cost of funds for production and other expenses have become increasingly difficult, if not impossible, to project. These changes and events may materially affect our financial performance.

Adverse weather conditions can also hinder drilling operations. A productive well may become uneconomic in the event water or other deleterious substances are encountered which impair or prevent the production of oil and/or gas from the well. In addition, production from any well may be unmarketable if it is impregnated with water or other deleterious substances. The marketability of oil and gas which may be acquired or discovered will be affected by numerous factors beyond our control. These factors include the proximity and capacity of oil and gas pipelines and processing equipment, market fluctuations of prices, taxes, royalties, land tenure, allowable production and environmental protection. The extent of these factors cannot be accurately predicted but the combination of these factors may result in our company not receiving an adequate return on invested capital.

Competition in the oil and gas industry is highly competitive and there is no assurance that we will be successful in acquiring interests in oil and gas properties.

The oil and gas industry is intensely competitive. We compete with numerous individuals and companies, including many major oil and gas companies, which have substantially greater technical, financial and operational resources and staffs. Accordingly, there is a high degree of competition for desirable oil and gas properties for drilling operations and necessary drilling equipment, as well as for access to funds. There can be no assurance that the necessary funds can be raised or that any projected work will be completed.

The marketability of natural resources will be affected by numerous factors beyond our control which may result in us not receiving an adequate return on invested capital to be profitable or viable.

The marketability of natural resources which may be acquired or discovered by us will be affected by numerous factors beyond our control. These factors include market fluctuations in oil and gas pricing and demand, the proximity and capacity of natural resource markets and processing equipment, governmental regulations, land tenure, land use, regulation concerning the importing and exporting of oil and gas and environmental protection regulations. The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result in us not receiving an adequate return on invested capital to be profitable or viable.

Oil and gas operations are subject to comprehensive regulation which may cause substantial delays or require capital outlays in excess of those anticipated causing an adverse effect on our company.

Oil and gas operations are subject to federal and local laws relating to the protection of the environment, including laws regulating removal of natural resources from the ground and the discharge of materials into the environment. Oil and gas operations are also subject to federal and local laws and regulations which seek to maintain health and safety standards by regulating the design and use of drilling methods and equipment. Various permits from government bodies are required for drilling operations to be conducted; no assurance can be given that such permits will be received. No assurance can be given that environmental standards imposed by federal or local authorities will not be changed or that any such changes would not have material adverse effects on our activities. Moreover, compliance with such laws may cause substantial delays or require capital outlays in excess of those anticipated, thus causing an adverse effect on us. Additionally, we may be subject to liability for pollution or other environmental damages which it may elect not to insure against due to prohibitive premium costs and other reasons.

Exploration and production activities are subject to certain environmental regulations which may prevent or delay the commencement or continuance of our operations.

In general, our exploration and production activities are subject to certain federal and local laws and regulations relating to environmental quality and pollution control. Such laws and regulations increase the costs of these activities and may prevent or delay the commencement or continuance of a given operation. Compliance with these laws and regulations has not had a material effect on our operations or financial condition to date. Specifically, we are subject to legislation regarding emissions into the environment, water discharges and storage and disposition of hazardous wastes. In addition, legislation has been enacted which requires well and facility sites to be abandoned and reclaimed to the satisfaction of state authorities. However, such laws and regulations are frequently changed and we are unable to predict the ultimate cost of compliance. Generally, environmental requirements do not appear to affect us any differently or to any greater or lesser extent than other companies in the industry.

We believe that our operations comply, in all material respects, with all applicable environmental regulations.

Risks Associated With Our Company

Our future is dependent upon our ability to obtain financing. If we do not obtain such financing, we may have to cease our exploration activities and investors could lose their entire investment.

There is no assurance that we will operate profitably or will generate positive cash flow in the future. We will require additional financing in order to proceed beyond the first few months of our exploration program. We will also require additional financing for the fees we must pay to maintain our status in relation to the rights to our properties and to pay the fees and expenses necessary to become and operate as a public company. We will also need more funds if the costs of the exploration of our oil and gas properties are greater than we have anticipated. We will also require additional financing to sustain our business operations if we are not successful in earning revenues. We currently do not have any arrangements for further financing and we may not be able to obtain financing on commercially reasonable terms or terms that are acceptable to us when it is required. Our future is dependent upon our ability to obtain financing. If we do not obtain such financing, our business could fail and investors could lose their entire investment.

Because we may never earn revenues from our operations, our business may fail and then investors may lose all of their investment in our company.

We have no history of revenues from operations. We have never had significant operations and have no significant assets. We have yet to generate positive earnings and there can be no assurance that we will ever operate profitably. Our company has a limited operating history and is in the exploration stage. The success of our company is significantly dependent on the uncertain events of the discovery and exploitation of oil and gas reserves on our properties or selling the rights to exploit those oil and gas reserves. If our business plan is not successful and we are not able to operate profitably, then our stock may become worthless and investors may lose all of their investment in our company.

Prior to completion of our exploration stage, we anticipate that we will incur increased operating expenses without realizing any revenues. We therefore expect to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenues from the exploration of our oil and gas properties in the future, we will not be able to earn profits or continue operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide no assurance that we will generate any revenues or ever achieve profitability. If we are unsuccessful in addressing these risks, our business will fail and investors may lose all of their investment in our company.

Because George Drazenovic acts as our sole director and officer, he will be the only person responsible for all aspects of our business. If he is unable to adequately maintain proper disclosure, controls and procedures, our operations will suffer.

Our sole director and officer, George Drazenovic, will be the only person responsible for our managerial responsibilities. As such, he will have ultimate authority with respect to our business decisions, our disclosure and our implementation of accounting controls and procedures. If Mr. Drazenovic is unable to properly institution such procedures and comply with reporting obligation requirements, our operations may be adversely impacted.

Our By-laws contain provisions indemnifying our officers and directors against all costs, charges and expenses incurred by them

Our By-laws contain provisions with respect to the indemnification of our officers and directors against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by him, including an amount paid to settle an action or satisfy a judgment in a civil, criminal or administrative action or proceeding to which he is made a party by reason of his being or having been one of our directors or officers.

Investors' interests in our company will be diluted and investors may suffer dilution in their net book value per share if we issue additional shares or raise funds through the sale of equity securities

Our constating documents authorize the issuance of 750,000,000 shares of common stock with a par value of $0.001. In the event that we are required to issue any additional shares or enter into private placements to raise financing through the sale of equity securities, investors' interests in our company will be diluted and investors may suffer dilution in their net book value per share depending on the price at which such securities are sold. If we issue any such additional shares, such issuances also will cause a reduction in the proportionate ownership and voting power of all other shareholders. Further, any such issuance may result in a change in our control.

Our By-laws do not contain anti-takeover provisions which could result in a change of our management and directors if there is a take-over of our company

We do not currently have a shareholder rights plan or any anti-takeover provisions in our By-laws. Without any anti-takeover provisions, there is no deterrent for a take-over of our company, which may result in a change in our management and directors.

As a result of our sole director and officer being resident of other countries other than the United States, investors may find it difficult to enforce, within the United States, any judgments obtained against our company or our director and officer

We do not currently maintain a permanent place of business within the United States. In addition, our current sole director and officer is a national and resident of a country other than the United States, and all or a substantial portion of such person's assets are located outside the United States. As a result, it may be difficult for investors to enforce within the United States any judgments obtained against our company or our director and officer, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof.

Risks Associated With Our Common Stock

We do not intend to pay dividends on any investment in the shares of stock of our company.

We have never paid any cash dividends and currently do not intend to pay any dividends for the foreseeable future. To the extent that we require additional funding currently not provided for in our financing plan, our funding sources may prohibit the payment of a dividend. Because we do not intend to declare dividends, any gain on an investment in our company will need to come through an increase in the stock’s price. This may never happen and investors may lose all of their investment in our company.

Our stock is a penny stock. Trading of our stock may be restricted by the SEC's penny stock regulations which may limit a stockholder's ability to buy and sell our stock.

Our stock is a penny stock. The Securities and Exchange Commission has adopted Rule 15g-9 which generally defines “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”. The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standard risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

NASD sales practice requirements may also limit a stockholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, the NASD has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, the NASD believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The NASD requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

Trading in our common stock on the OTC Bulletin Board is limited and sporadic making it difficult for our shareholders to sell their shares or liquidate their investments

Shares of our common stock are currently quoted on the OTC Bulletin Board. The trading price of our common stock has been subject to wide fluctuations. Trading prices of our common stock may fluctuate in response to a number of factors, many of which will be beyond our control. The stock market has generally experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of companies with no current business operation. There can be no assurance that trading prices and price earnings ratios previously experienced by our common stock will be matched or maintained. These broad market and industry factors may adversely affect the market price of our common stock, regardless of our operating performance.

In the past, following periods of volatility in the market price of a company's securities, securities class-action litigation has often been instituted. Such litigation, if instituted, could result in substantial costs for us and a diversion of management's attention and resources.

DESCRIPTION OF OUR BUSINESS

Overview

We were incorporated under the laws of the State of Nevada on July 20, 2004 under the name Host Ventures, Inc. On November 6, 2006, we completed a merger with our wholly owned subsidiary in the State of Nevada, Sun Cal Energy, Inc., and as a result, we have changed our name from "Host Ventures Inc." to "Sun Cal Energy, Inc." We changed the name of our company to better reflect the possible new direction and business of our company. In addition, effective November 6, 2006 we have effected a ten (10) for one (1)forward stock split of our authorized, issued and outstanding common stock. As a result, our authorized capital has increased from 75,000,000 shares of common stock with a par value of $0.001 to 750,000,000 shares of common stock with a par value of $0.001. Our issued and outstanding share capital has increased from 5,125,000 shares of common stock to 51,250,000 shares of common stock.

Before the completion of our acquisition of Sun Cal Energy Corp. on March 12, 2007, we were in the business of mineral exploration and our business plan had been to engage in the acquisition and exploration of mineral properties with a view to exploiting any mineral deposits discovered. We owned a 100% interest in one mineral claim known as the Scadding West claim. This interest did not confer any real property rights. We solely owned the right to explore the Scadding West claim for minerals and extract them from the surface and subsurface of the property. The owner of the real property interest in the land covered by the Scadding West claim is the government of Canada. Because the land covered by our mineral claim is in a remote, undeveloped area, we do not anticipate any conflict between our proposed exploration activities and the government’s interest.

Since there is no assurance that a commercially viable mineral deposit exists on the Scadding West claim, our management decided to diversify our operations from mineral exploration to oil and gas exploration. On January 31, 2007, we entered into a share exchange agreement with all of the shareholders of Sun Cal Energy Corp., Sun Cal Energy Corp., and Sun Cal Energy Canada Corp. for the purchase by our company of all of the issued and outstanding shares of Sun Cal Energy Corp. Sun Cal Energy Corp. is the sole shareholder of Sun Cal Energy Canada Corp., which has recently entered into two agreements: an overriding royalty interest agreement with TriMar Energy Partners, Inc. and an agreement acquiring a 45% interest in oil and gas leases with Western Energy Capital, LLC. Upon the completion of this share exchange agreement, we have shifted the focus of our business operations to the exploration of oil and gas properties under the agreements held by Sun Cal Energy Canada Corp.

Our Current Business

On March 12, 2007 we completed the acquisition of all of the issued and outstanding common stock of Sun Cal Energy Corp., a privately-owned Nevada corporation engaged in oil and gas exploration. In exchange for all of the issued and outstanding shares of Sun Cal Energy Corp., we issued to the shareholders of Sun Cal Energy Corp. an aggregate of 26,925,000 shares of our common stock.

Sun Cal Energy Canada Corp. recently entered into two agreements: an agreement with TriMar Energy Partners, Inc. to acquire an overriding royalty interest in an oil and gas lease known as the Hobart Lease and an agreement with Western Energy Capital, LLC. to acquire an undivided 45% interest in certain oil and gas leases known as the Lokern Leases. For further details of our agreements, please see the section entitled “Description of Property” beginning on page 10.

Since we are an exploration stage company, there is no assurance that commercially viable resources or reserves exist on any of our properties, and a great deal of further exploration will be required before a final evaluation as to the economic and legal feasibility for our future exploration is determined. To date, we have not discovered an economically viable resource or reserve on any of our properties, and there is no assurance that we will discover one.

COMPETITION

We are an exploration-stage company engaged in the business of oil and gas exploration. We compete with other exploration-stage companies for financing from a limited number of investors that are prepared to make investments in junior oil and gas exploration companies. The presence of competing junior oil and gas exploration companies may impact on our ability to raise additional capital in order to fund our property acquisitions and exploration programs if investors are of the view that investments in competitors are more attractive based on the merit of the oil and gas properties under investigation and the price of the investment offered to investors.

We also compete for oil and gas properties of merit with other exploration-stage companies. Competition could reduce the availability of properties of merit or increase the cost of acquiring additional oil and gas properties.

Many of the exploration-stage companies with whom we compete have greater financial and technical resources than we do. Accordingly, these competitors may be able to spend greater amounts on acquisitions of properties of merit and on exploration of their properties. In addition, they may be able to afford greater geological expertise in the targeting and exploration of resource properties. This competition could result in our competitors having resource properties of greater quality and interest to prospective investors who may finance additional exploration and to senior exploration companies that may purchase resource properties or enter into joint venture agreements with junior exploration companies. This competition could adversely impact our ability to finance property acquisitions and further exploration.

COMPLIANCE WITH GOVERNMENT REGULATION

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the exploration of oil and gas and minerals in the jurisdictions where our properties are located.

Additional approvals and authorizations may be required from other government agencies, depending upon the nature and scope of the proposed exploration program. The amount of these costs is not known at this time as we do not know the size, quality of any resource or reserve at this time, it is impossible to assess the impact of any capital expenditures on earnings or our competitive position.

RESEARCH AND DEVELOPMENT

Our business plan is focused on a strategy for maximizing the long-term exploration and development of our oil and gas and mineral properties. To date, execution of our business plan has largely focused on acquiring interests in mineral properties. Going forward we intend to focus on acquiring interests in oil and gas properties.

INTELLECTUAL PROPERTY

We do not have any intellectual property rights.

DESCRIPTION OF PROPERTY

Our current operational focus is to acquire interests and explore oil and gas properties.

Overriding Royalty Interest Agreement with TriMar Energy Partners, Inc. dated October 18, 2006

Under this agreement, TriMar Energy Partners, Inc. agreed to assign to Sun Cal Energy Canada Corp., a wholly owned subsidiary of our subsidiary, Sun Cal Energy Corp., a one and one half percent (1.5%) of 8/8ths overriding royalty interest in its City of Hobart lease, described as tracts of land located in Sections 2, 10, 11, 14 and 15, Township 8N, Range 18W. For the sake of conciseness, this lease will be referred to as the Hobart Lease for the balance of this current report on Form 8-K.

The Hobart Lease is an oil and gas lease obtained by TriMar Energy Partners, Inc., as the lessee, from the City of Hobart, as the lessor, dated April 1, 2004, and as recorded on Book 983, official records, Washita County, Oklahoma, covering a total of 1,211.44 acres in the city of Hobart, Washita County, Oklahoma.

This agreement provides that Sun Cal Energy Canada Corp. would acquire the 1.5% of 8/8ths overriding royalty interest in the Hobart Lease upon the payment of USD $525,000, in two instalments, and the issuance of 1,500,000 shares of our common stock. Additionally, upon the written proposal of a second well to be drilled within the above described tracts of land we shall issue an additional 1,000,000 shares of our common stock. As at March 12, 2007, Sun Cal Energy Canada Corp. has paid to TriMar Energy Partners, Inc. all of the cash consideration of USD $525,000 and Sun Cal Energy Corp. has issued to the nominees of TriMar Energy Partners, Inc. 1,500,000 shares of common stock. The 1,500,000 shares of Sun Cal Energy Corp. that were issued to nominees of TriMar Energy Partners, Inc. were subsequently exchanged for 1,500,000 shares of our common stock as part of the share exchange agreement completed on March 12, 2007.

TriMar Energy Partners, Inc. has notified Sun Cal Energy Corp. that the written proposal for a second well to be drilled within the Hobart Lease has been completed. Accordingly, we are required under the agreement to issue to TriMar Energy Partners Inc. another 1,000,000 shares of our common stock as required under this agreement. We anticipate that we will be issuing these addition shares to TriMar Energy Partners Inc. or its nominees shortly.

Agreement with Western Energy Capital, LLC dated October 4, 2006

Under this agreement, Western Energy Capital, LLC agreed to assign to Sun Cal Energy Canada Corp., a wholly owned subsidiary of our subsidiary, Sun Cal Energy Corp., an undivided 45% of all rights, title and interests in certain oil and gas leases known as the Lokern Leases. Upon payment of the consideration to acquire the undivided 45% rights, title and interests in the Lokern Leases, we will be a joint working interest owner together with Western Energy Capital, LLC, and will be required to pay our proportionate share of all land, title, lease bonuses and drilling costs. All additional leases and assignments taken by Western Energy Capital, LLC for our company will entitle us to a 75% net revenue interest in all such leases and assignments.

The Lokern Leases are a collection of 34 oil and gas exploration leases entered into by Western Energy Capital, LLC. with various private parties between November 2005 to May 2006. The location of these leases are located in Kern County, California.

The agreement provides that Sun Cal Energy Canada Corp. would acquire the undivided 45% of all rights, title and interest in the Lokern Leases upon the payment of USD $125,000 and the issuance of 1,300,000 shares of our common stock. As at March 12, 2007, Sun Cal Energy Canada Corp. has paid to Western Energy Capital, LLC. all of the cash consideration of USD $125,000 and Sun Cal Energy Corp. has issued to Western Energy Capital, LLC 1,300,000 shares of common stock. The 1,300,000 shares of Sun Cal Energy Corp. that were issued to Western Energy Capital, LLC were subsequently exchanged for 1,300,000 shares of our common stock as part of the share exchange agreement completed on March 12, 2007.

As the result of our acquisition of Sun Cal Energy, Corp., we have shifted the focus of our business operations to the exploration of oil and gas properties under the agreements held by Sun Cal Energy Canada Corp. We continue to hold the our Scadding mineral exploration lease, which our company entered into on April 26, 2005 with Margaret Loney of Sudbury, Ontario whereby she sold to us a 100% undivided right title and interest in one mineral claim located in the Scadding Township, Sudbury Mining Division, Ontario, Canada. However, we have suspended our exploration activities on this property until further notice.

MANAGEMENT DISCUSSION AND ANALYSIS AND PLAN OF OPERATION

The following discussion should be read in conjunction with our audited financial statements and the related notes. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed below and elsewhere in this current report, particularly in the section entitled “Risk Factors” in this current report.

Our audited financial statements are stated in United States Dollars and are prepared in accordance with United States Generally Accepted Accounting Principles.

Plan of Operations

Our plan of operations for the next twelve months involves the exploration of oil and gas properties under the two agreements held by Sun Cal Energy Canada Corp. As provided under the agreement with Western Energy Capital, LLC on the Lokern Leases, we will be a joint working interest owner together with Western Energy Capital, LLC for the Lokern Leases, and will be required to pay our proportionate share of all land, title, lease bonuses and drilling costs. In addition to the exploration activities on the oil and gas properties under the two agreements held by Sun Cal Energy Canada Corp., we will continue to seek opportunities to acquire other oil and gas properties of merit.

Prior to completion of our exploration stage, we anticipate that we will incur increased operating expenses without realizing any revenues. We anticipate that we will expend approximately $360,000 in the next 12 months for our operating expenses. We therefore expect to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenues from the exploration of our oil and gas properties in the future, we will not be able to earn profits or continue operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide no assurance that we will generate any revenues or ever achieve profitability.

We will also need more funds if the costs of the exploration of our oil and gas properties are greater than we have anticipated. We will also require additional financing to sustain our business operations if we are not successful in earning revenues. We currently do not have any arrangements for further financing and we may not be able to obtain financing on commercially reasonable terms or terms that are acceptable to us when it is required.

Purchase or Sale of Equipment

We do not expect to purchase or sell any plant or significant equipment. We will lease server space needed for hosting our website.

Employees

Currently we have no employees other than our sole director and executive officer, George Drazenovic.

Liquidity and Capital Resources

As at December 31, 2006, we had a negative working capital of $4,169. In the opinion of our management, we need to raise additional capital to continue our operations. We will obtain additional funding through either loans from related parties or one or more private placements. We cannot guarantee that additional funding will be available on favorable terms, if at all. If adequate funds are not available, then our ability to expand our operations may be adversely affected.

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to stockholders.

Critical Accounting Policies and Estimates

The preparation of financial statements in conformity with United States generally accepted accounting principles requires our management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Our management routinely makes judgments and estimates about the effects of matters that are inherently uncertain.

MARKET FOR OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS.

Market Information

Our common shares are currently trading on the OTC Bulletin Board under the symbol SCEY. Our common shares commenced trading on the OTC Bulletin Board under the symbol HSTV. On November 6, 2006, we changed our name to Sun Cal Energy, Inc. and effected a ten (10) for one (1) forward stock split resulting in a new symbol. All references to trading prices have been adjusted to give retroactive effect to the stock split. The following quotations reflect the high and low bids for our shares of common stock based on inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

The high and the low bid prices for our common shares for each quarter are not available from the OTCBB. In order for the OTCBB to report the high and low bid prices for a particular security, there must be three market makers for that security. During the period from the date our common shares were first traded on the OTCBB to the end of our June 30, 2006 fiscal year, there was only one or two market makers for our common stock. As such, the OTCBB has not reported the high or low bid prices for our common shares during the periods.

Holders of our Common Stock

As of March 12, 2007, there were 28 registered shareholders of our common stock.

Dividends

Since our inception, we have not declared nor paid any cash dividends on our capital stock and we do not anticipate paying any cash dividends in the foreseeable future. Our current policy is to retain any earnings in order to finance the expansion of our operations. Our board of directors will determine future declarations and payments of dividends, if any, in light of the then-current conditions they deem relevant and in accordance with applicable corporate law.

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1.	We would not be able to pay our debts as they become due in the usual course of business; or

2.

Our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

We have set forth in the following table certain information regarding our shares of common stock beneficially owned as of March 12, 2007 for: (i) each shareholder we know to be the beneficial owner of 5% or more of our shares of common stock; (ii) each of our executive officers and directors; and (iii) all executive officers and directors as a group. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person, we have included shares for which the named person has sole or shared power over voting or investment decisions. Except as otherwise noted below, the number of shares beneficially owned includes common stock which the named person has the right to acquire, through conversion or option exercise, or otherwise, within 60 days after March 12, 2007. Beneficial ownership calculations for 5% stockholders are based solely on publicly filed Schedule 13Ds or 13Gs, which 5% stockholders are required to file with the Securities and Exchange Commission.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class (1)
George Drazenovic(2)(3) 700, 205 – 5th Avenue S.W., Bow Valley Square II, Calgary, Alberta T2P 2V7	42,800,000	54.75%
Directors and Executive Officers as a Group	42,800,000	54.75%

(1)

Based on 78,175,000 shares of common stock issued and outstanding as of March 12, 2007. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

(2)	A director of our company.

(3)	The President, Chief Executive Officer, Chief Financial Officer, Treasurer and Secretary of our company.

DIRECTORS AND EXECUTIVE OFFICERS

All directors of our company hold office until the next annual meeting of the stockholders or until their successors have been elected and qualified. The officers of our company are appointed by our board of directors and hold office until their death, resignation or removal from office. Our directors, executive officers and significant employees, their ages, positions held, and duration as such, are as follows:

Name	Position Held with the Company	Age	Date First Elected or Appointed
George Drazenovic	President, Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary and a Director	35	November 7, 2006

Business Experience

The following is a brief account of the education and business experience during at least the past five years of our director, executive officer and key employee, indicating his principal occupation during that period, and the name and principal business of the organization in which such occupation and employment were carried out.

George Drazenovic, President, Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary and a Director

Mr. Drazenovic is a Certified General Accountant (CGA) and Chartered Financial Analyst (CFA). He also holds a Master of Business Administration from the University of Notre Dame, and a Bachelors Degree in Economics from the University of British Columbia. With Big 4 experience, his background includes senior roles in corporate development, controllership and finance for utility, real estate and junior resource entities. Mr. Drazenovic has served as CFO and member of the board of several US based publicly-traded entities, including Oramed Pharmaceuticals Inc., and has instructed for several colleges and institutes in the areas of finance, derivatives and financial statement analysis.

Committees of the Board

Our company currently does not have nominating, compensation or audit committees or committees performing similar functions nor does our company have a written nominating, compensation or audit committee charter. Our board of directors does not believe that it is necessary to have such committees because it believes that the functions of such committees can be adequately performed by the board of directors.

Our company does not have any defined policy or procedure requirements for shareholders to submit recommendations or nominations for directors. The board of directors believes that, given the early stage of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. Our company does not currently have any specific or minimum criteria for the election of nominees to the board of directors and we do not have any specific process or procedure for evaluating such nominees. The board of directors assesses all candidates, whether submitted by management or shareholders, and makes recommendations for election or appointment.

A shareholder who wishes to communicate with our board of directors may do so by directing a written request addressed to our Principal Executive Officer, at the address appearing on the first page of this current report.

Audit Committee Financial Expert

Our board of directors has determined that we do not have a board member that qualifies as an "audit committee financial expert" as defined in Item 401(e) of Regulation S-B, nor do we have a board member that qualifies as "independent" as the term is used in Item 7(d)(3)(iv)(B) of Schedule 14A under the Securities Exchange Act of 1934, as amended, and as defined by Rule 4200(a)(14) of the NASD Rules.

We believe that our board of directors are capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. The board of directors of our company do not believe that it is necessary to have an audit committee because our company believes that the functions of an audit committee can be adequately performed by our board of directors. In addition, we believe that retaining an independent director who would qualify as an "audit committee financial expert" would be overly costly and burdensome and is not warranted in our circumstances given the early stages of our development.

Family Relationships

There are no family relationships between any of our directors, executive officers and proposed directors or executive officers.

Involvement in Certain Legal Proceedings

None of our directors, executive officers, promoters or control persons have been involved in any of the following events during the past five years:

1.	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

3.

being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

4.

being found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During the last two years and except as disclosed below, none of the following persons has had any direct or indirect material interest in any transaction to which our company was or is a party, or in any proposed transaction to which our company proposes to be a party:

(a)	any director or officer of our company;

(b)	any proposed director of officer of our company;

(c)	any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our common stock; or

(d)	any member of the immediate family of any of the foregoing persons (including a spouse, parents, children, siblings, and in-laws):

On January 31, 2007, we entered into a share exchange agreement with Sun Cal Energy Corp., a private Nevada corporation and the shareholders of Sun Cal Energy Corp. We completed the transaction contemplated in the share exchange agreement, thereby acquiring all of the issued and outstanding common stock of Sun Cal Energy Corp. on March 12, 2007. In accordance with the closing of the share exchange agreement, we issued 23,000,000 shares of our common stock to our CEO, President and sole director, George Drazenovic, because he was the owner of 23,000,000 shares of common stock of Sun Cal Energy Corp. In particular, George Drazenovic our President, Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary and a Director exchanged a total of 23,000,000 shares of Sun Cal Energy Corp. for our shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers and directors and persons who own more than 10% of a registered class of our equity securities to file with the Securities and Exchange Commission initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of our common stock and other equity securities, on Forms 3, 4 and 5 respectively. Executive officers, directors and greater than 10% stockholders are required by the Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) reports that they file.

To the best of our knowledge, all executive officers, directors and greater than 10% stockholders filed the required reports in a timely manner.

EXECUTIVE COMPENSATION

		Annual Compensation			Long Term Compensation		Pay- outs
Name and Principal Position	Year	Salary	Bonus	Other Annual Compen- sation	Securities Under Options/ SAR's Granted	Restricted Shares or Restricted Share Units	LTIP Pay- outs
George Drazenovic(1) President, Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary and a Director	2006 2005 2004	N/A N/A N/A	N/A N/A N/A	N/A N/A N/A	N/A N/A N/A	N/A N/A N/A	N/A N/A N/A
William Stewart(2) Past President, Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary and a Director	2006 2005 2004	Nil Nil N/A	Nil Nil N/A	Nil Nil N/A	Nil Nil N/A	Nil Nil N/A	Nil Nil N/A

(1)	George Drazenovic was appointed as our President, Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary and a Director on November 7, 2006.

(2)	William Stewart resigned as our President, Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary and a Director on November 7, 2006.

Stock Option Plan

Currently, our company does not have a stock option plan in favor of any director, officer, consultant or employee of our company.

Stock Options/SAR Grants

Our company did not grant any options or stock appreciation rights during the year ended June 30, 2006.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Values

There were no options exercised during the year ended June 30, 2006.

Directors Compensation

We reimburse our directors for expenses incurred in connection with attending board meetings but did not pay director's fees or other cash compensation for services rendered as a director during the year ended June 30, 2006.

We have no present formal plan for compensating our directors for their service in their capacity as directors. Directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors. The board of directors may award special remuneration to any director undertaking any special services on behalf of our company other than services ordinarily required of a director. Members of special or standing committees may be allowed like reimbursement and compensation for attending committee meetings.

Certain Relationships and Related Transactions

We have not been a party to any transaction, proposed transaction, or series of transactions during the last two years in which the amount involved exceeded $60,000, and in which, to our knowledge, any of the following persons had, or is to have, a direct or indirect material interest: a director or executive officer of our company; a nominee for election as a director of our company; a beneficial owner of more than five percent of the outstanding shares of our common stock; or any member of the immediate family of any such person other than as described above under the section titled “Certain Relationships and Related Transactions” beginning on page 15.

Indebtedness of Directors, Senior Officers, Executive Officers and Other Management

None of the directors or executive officers of our company or any associate or affiliate of our company during the last two fiscal years, is or has been indebted to our company by way of guarantee, support agreement, letter of credit or other similar agreement or understanding currently outstanding.

Dividends

We have not paid dividends on our common stock in the past and do not anticipate paying dividends in the near future. We intend to retain earnings, if any, for use in our business and do not anticipate paying any cash dividends. Our directors will determine if and when dividends should be declared and paid in the future based on our financial position at the relevant time. All of our shares of common stock are entitled to an equal share in any dividends declared and paid.

DESCRIPTION OF SECURITIES

We are authorized to issue 750,000,000 common shares with a par value of $0.001 per share. As at March 12, 2007 we had 78,175,000 common shares issued and outstanding. Upon liquidation, dissolution or winding up of the corporation, the holders of common stock are entitled to share ratably in all net assets available for distribution to stockholders after payment to creditors. The common stock is not convertible or redeemable and has no preemptive, subscription or conversion rights. Each outstanding share of common stock is entitled to one vote on all matters submitted to a vote of stockholders. There are no cumulative voting rights.

The holders of outstanding shares of common stock are entitled to receive dividends out of assets legally available therefore at such times and in such amounts as our board of directors may from time to time determine. Holders of common stock will share equally on a per share basis in any dividend declared by our board of directors. We have not paid any dividends on our common stock and do not anticipate paying any cash dividends on such stock in the foreseeable future.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

None.

LEGAL PROCEEDINGS

We know of no material, active or pending legal proceedings against us, nor are we involved as a plaintiff in any material proceedings or pending litigation. There are no proceedings in which any of our directors, officers or affiliates, or any registered beneficial shareholder are an adverse party or has a material interest adverse to us.

Item 3.02 Unregistered Sales

On March 12, 2007, we issued 26,925,000 shares of our common stock to the shareholders of Sun Cal Energy Corp. in exchange for all of the issued and outstanding common shares of Sun Cal Energy Corp.

The 26,925,000 shares of our common stock issued to the former shareholders of Sun Cal Energy Corp were issued pursuant to exemptions from registration as set out under Rule 903, category 3, of Regulation S to two non-U.S.

persons in offshore transactions and pursuant to exemptions from registration as set out under Rule 506 of Regulation D or under Section 4(2) of the Securities Act of 1933, as amended, to nine accredited investors. No advertising or general solicitation was employed in offering the securities.

Item 9.01.           Financial Statements and Exhibits.

Our financial statements are stated in United States dollars (US$) and are prepared in accordance with United States Generally Accepted Accounting Principles.

The following financial statements are included in this current report:

Pro forma Financial Statements for Sun Cal Energy, Inc. (Unaudited).

Compilation Report

Pro Forma Combined Condensed Consolidated Balance Sheet as at December 31, 2006.

Pro Forma Combined Condensed Consolidated Statement of Operations for the six-month period ended December 31, 2006.

Notes to the Pro Forma Combined Condensed Consolidated Financial Information

SUN CAL ENERGY, INC.
(Formerly Host Ventures, Inc.)
(An Exploratory Stage Company)

Pro Forma Consolidated Condensed Financial Data

The Unaudited Pro Forma Combined Balance Sheet of Sun Cal Energy, Inc. (“the Company) together with the Unaudited Pro Forma Combined Statement of Operations, have been prepared to illustrate the estimated effect of the Company’s acquisition of Sun Cal Energy Corporation. as if the acquisition took place on December 31, 2006. The Pro Forma Financial Statements should be read in conjunction with the historical financial statements of the Company and related notes thereto.

Sun Cal Energy Inc.
(An Exploration Stage Company)
Unaudited Pro Forma Combined Balance Sheet
As at December 31, 2006

	Sun Cal
	Energy, Inc.
	(Formerly Host		Sun Cal	Pro Forma		Pro Forma
	Ventures, Inc.)		Energy Corp.	Adjustments	Note	Combined

ASSETS

Current assets
Cash & cash equivalents	$-		$68,229			$68,229
Cash held in trust	-		500,000		C	500,000
	-		568,229	-		568,229

Property and equipment	581		-	-		581

Oil and gas interests	-		625,000	-	B	625,000
	581		625,000	-		625,581

Total Assets	$581		$1,193,229	-		$1,193,810

Current Liabilities
Accounts payable and accrued expenses	$4,169	$				$4,169
Due to shareholder			9,200			9,200
Payable on purchase of oil & gas interest	-		125,000			125,000
	4,169		134,200	-		138,369

Stockholders' Deficit

Common stock:	5,125		27,925	(25,133)	A	7,917
Additional paid-in capital	58,975		1,120,075	25,133	A	1,204,183
Deficit accumulated during the
exploratory stage	(67,688)		(88,971)			(156,659)
	(3,588)		1,059,029	-		1,055,441

Total Liabilities and Stockholders' Equity	$581		$1,193,229	-		$1,193,810

See accompanying notes

Sun Cal Energy Inc.
(An Exploration Stage Company)
Pro Forma Combined Statement of Operations
For the Six Months ended December 31, 2006

	Sun Cal
	Energy, Inc.
	(Formerly Host	Sun Cal	Pro Forma		Pro Forma
	Ventures, Inc.)	Energy Corp.	Adjustments	Note	Combined
Revenue	$-	$-	$-		$-
Expenses
General and administrative	18,716	88,971			107,687
Interest	-	-			-
Total General and administrative
expenses	18,716	88,971	-		107,687
Net income (loss) from operations	(18,716)	(88,971)	-		(107,687)
Other comprehensive loss
Loss for the period	$(18,716)	$(88,971)	$-		$(107,687)
Basic and diluted income (loss)
per common share	$(0.00)	(0.00)			$(0.00)
Weighted average shares outstanding	51,250,000	24,317,077			75,567,077

See accompanying notes

SUN CAL ENERGY, INC.
(Formerly Host Ventures, Inc.)
(An Exploratory Stage Company)
Notes to Unaudited Condensed Combined Financial Statements

Note A .

On January 31, 2007, we entered into a Share Exchange Agreement with the shareholders of Sun Cal Energy, Corp. (“Energy”) to acquire all of the issued and outstanding shares of common stock of Energy. Under the terms of the exchange agreement, we will issue one share of our common stock for each common share of Energy we purchased. On the acquisition date, Energy had 26,925,000 shares outstanding. After we acquire Energy, we will have a total of 78,175,000 shares of our common stock issued and outstanding

Of the 26,925,000 shares of Energy shares issued and outstanding, our president, Mr. George Drazenovic, owns 23,000,000. After the acquisition, Mr. Drazenovic will own a total of 42,800,000 shares of the 78,175,000 shares of our common stock issued and outstanding (54.75% of our total common shares outstanding).

Energy was formed in the State of Nevada on June 2, 2006. It was originally capitalized by Mr. George Drazenovic with $23,000 for which he received 23,000,000 shares of Energy’s $.001 par value common stock. During 2006, the Company received $1,125,000 in several installments through a private offering in exchange for issuing 1,125,000 of Energy’s common shares. As discussed further in Note B, Energy issued 2,800,000 shares of its common stock in connection with the purchase of its oil and gas interests.

Note B.

On October 18, 2006, Energy entered into an agreement to purchase 1.5% of 8/8ths overriding royalty in the City of Hobart lease located in Oklahoma for $525,000 and 1,500,000 shares of its common stock. Under the terms of the agreement, $375,000 was paid and 1,500,000 shares of Energy common stock were issued in October 2006. The remaining $150,000 was paid in January 2007. Energy is required to issue an additional 1,000,000 shares of common stock following the permitting of a second well as stipulated in the agreement.

On October 4, 2006, Energy entered into an agreement to purchase a 45% undivided interest in 34 separate leases known as the Lokern leases in addition to any leases taken in the prospect area. The Lokern leases are located in California. The Company purchased its interest for $125,000 and 1,300,000 shares of common stock. The $125,000 was paid and 1,300,000 shares were issued in October 2006. Under the terms of the purchase, Energy will receive 75% of the net revenue produced by wells located on the leased properties. In addition, Energy is responsible for its allocated share of all costs associated with the leased properties including, but not limited to land, title, lease bonuses, and drilling

The properties acquired by Energy are in the exploratory stage. In valuing the properties acquired in the merger, we assigned no value to the shares issued due to the status of the properties acquired and the lack of marketability of the shares issued.

Note C.	As of December 31, 2006, we had $500,000 of our cash held in our attorney’s trust account.

The pro forma unaudited combined financial statements give effect to the Share Exchange Agreement as if the acquisition had occurred as of December 31, 2006 for informational purposes only and is not necessarily indicative of what the financial position or results of operations would have been had the acquisition occurred on this date. In addition, the unaudited pro forma condensed combined Statement of Operations does not purport to project the future operating results of the combined company, whereby all of the issued and outstanding common shares of Sun Cal Energy, Corp. were acquired by Sun Cal Energy, Inc. for consideration of 26,925,000 common shares.

The transaction is accounted for as a purchase transaction; that is, the transaction is equivalent to the issuance of shares by Sun Cal Energy, Inc. for the net assets of Sun Cal Energy, Corp. The value of the shares issued by Sun Cal Energy, Inc. was determined by management’s estimate of the value of the property rights acquired.

Exhibits

Exhibit No.	Description of Exhibit

(3)	Articles of Incorporation and By-laws

3.1	Articles of Incorporation (incorporated by reference from our registration statement on Form SB-2 filed July 11, 2005)

3.2	By-Laws (incorporated by reference from our registration statement on Form SB-2 filed July 11, 2005)

3.3	Articles of Merger, as filed with the Nevada Secretary of State (incorporated by reference from our current report Form 8-K filed November 7, 2006)

3.4	Certificate of Change to increase authorized and issued and outstanding share capital (incorporated by reference from our current report on Form 8-K filed November 7, 2006)

(10)	Material Contracts

10.1	Share Exchange Agreement between the shareholders of Sun Cal Energy Corp., Sun Cal Energy Corp., Sun Cal Energy Canada Corp. and Sun Cal Energy, Inc. dated January 31, 2007.

10.2	Letter Agreement dated October 18, 2006 between TriMar Energy Partners, Inc. and Sun Cal Energy Canada Corp. acquiring an overriding royalty interest.

10.3	Letter Agreement dated October 4, 2006 between Western Energy Capital, LLC and Sun Cal Energy Canada Corp. acquiring an interest in oil and gas leases.

(21)	Subsidiaries of the small business issuer

21.1	Sun Cal Energy Corp., a Nevada corporation. Sun Cal Energy Canada Corp., a British Columbia corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUN CAL ENERGY, INC.

By: /s/ George Drazenovic

George Drazenovic
Chief Executive Officer and Director

Date: March 21, 2007